SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) July 3, 2002


                                Daktronics, Inc.
                                ----------------
             (Exact name of registrant as specified in its charter)


      South Dakota                  0-23246                  46-0306862
      ------------                  -------                  ----------
     (State or other        (Commission File Number)        (IRS Employer
      jurisdiction of                                     Identification No.)
      incorporation)


                    331 32nd Avenue
                Brookings, South Dakota                57006
                -----------------------                -----
       (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code: (605) 697-4000

  Former name or former address, if changed since last report: not applicable.

Item 4. Changes in Registrant's Certifying Accountants

At a meeting held on June 25, 2002, the Board of Directors of the Company approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ending May 3, 2003 to replace the firm McGladrey & Pullen LLP, who were dismissed as auditors of the Company effective July 1, 2002. The audit committee of the Board of Directors recommended the change in auditors on June 25, 2002.

The reports of McGladrey & Pullen LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended April 27, 2002 and April 28, 2001 and in the subsequent interim period, there were no disagreements with McGladrey & Pullen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of McGladrey & Pullen LLP would have caused McGladrey & Pullen LLP to make reference to the matter in their report. The Company has requested McGladrey & Pullen LLP to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated July 3, 2002 is filed as Exhibit 16.1 to this Form 8-K.

Item 7.     Financial Statements and Exhibits.

      (c)   Exhibits.

            Exhibit 16.1:     McGladrey & Pullen LLP letter dated July 3, 2002

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DAKTRONICS, INC.


                                        By  /s/ William R. Retterath
                                            ------------------------
                                        Its Chief Financial Officer
                                            -----------------------


Dated: July 3, 2002                         William R. Retterath,
                                            ---------------------
                                            Chief Financial Officer
                                            -----------------------
                                            Printed name and title